Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "APTA HOLDINGS, INC.", CHANGING ITS NAME FROM "APTA HOLDINGS, INC." TO "INTELISYS AVIATION SYSTEMS OF AMERICA INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JULY, A.D. 2003, AT 10:59 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3051961 8100

030474644

AUTHENTICATION: 2539441

DATE: 07-21-03

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:53 AM 07/21/2003
FILED 10:59 AN 07/21/2003
SRV 030474644 — 3051961 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Apta Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBYCERTIFY:

FIRST: That at a meeting of the Board of Directors of Apta Holdings, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of incorporation of said corporatior., declaring said amendment to be advisable and calling the proposed amendment to a vote of the stockholders of the corporation, tor their approval and adoption. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the Article 1 thereof so that, as amended said Article shall be and read as follows:
"InteliSys Aviation Systems of America Inc.'

SECOND: That the holders of the majority of the outstanding shares of common stock of the corporation, did duly accept said amendment proposed by the board of directors, pursuant to a consent of shareholders in lieu of a special meeting dated November 21, 2002.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on July 17, 2003 for accounting purposes only.

           IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Ralph Eisenschmid, its President and CEO, this 17 day of July,
2003 .

By  /s/ Ralph Eisenschmid

By:  President & CEO
                                (Title)